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EXHIBIT 4.5

AMENDMENT NO. 1
TO WARRANT AGREEMENT
between Ascent Solar Technologies, Inc.
and Computershare Trust Company, Inc.
Dated as of July 14, 2006

        This Amendment No. 1 to Warrant Agreement, dated as of September 13, 2006, is between Ascent Solar Technologies, Inc., a Delaware corporation (the "Company"), and Computershare Trust Company, Inc., a Colorado corporation (the "Warrant Agent").

        In connection with its initial public offering (the "IPO") of Units consisting of common stock, Class A Warrants and Class B Warrants, the Company and Warrant Agent executed a Warrant Agreement dated as of July 14, 2006, wherein the Company retained Warrant Agent to act on behalf of the Company in connection with the issuance, transfer, exchange and replacement of the Class A Warrants and Class B Warrants issued under the Warrant Agreement.

        Contemporaneously with the closing of its IPO, the Company issued 290,894 restricted Units to the bridge investors listed in Schedule A hereto. These restricted Units are identical in form to the Units sold in the IPO, and each consists of one share of common stock, one Class A Warrant and one Class B Warrant. The 290,894 Class A Warrants and 581,788 Class B Warrants underlying the restricted Units are referred to herein as the "Bridge Warrants."

        The Company has filed a registration statement on Form SB-2 (File No. 333-137008) with the Securities and Exchange Commission to permit resale of the common stock, Class A Warrants and Class B Warrants underlying the restricted Units.

        The Company wishes to retain Warrant Agent to act on behalf of the Company in connection with the issuance, transfer, exchange and replacement of the Bridge Warrants on substantially the same terms as those set forth in the Warrant Agreement.

        NOW, THEREFORE, the parties hereby agree as follows:

        1.     The second paragraph of the recitals in the Warrant Agreement shall be amended to read in its entirety as follows:

          The Company, at or about the time that it is entering into this Agreement, proposes to issue and sell to public investors up to 3,450,000 units. At or about the same time as the sale of units to the public, the Company proposes to issue 290,894 units to certain bridge investors. The units sold to the public and issued to bridge investors, together with the additional units issuable as provided herein, are referred to herein collectively as the "Units". Each Unit consists of one share of common stock, $0.0001 par value, of the Company, one Class A Warrant and two Class B Warrants. The Class A Warrants and the Class B Warrants are herein collectively referred to as the "Warrants". Each Warrant is exercisable to purchase one share of Common Stock upon the terms and conditions and subject to adjustment in certain circumstances, all as set forth in this Agreement.

        2.     All other terms of the Warrant Agreement remain unchanged and are hereby ratified and affirmed.

ASCENT SOLAR TECHNOLOGIES, INC.
By:	/s/ MATTHEW B. FOSTER Name: Matthew B. Foster Title: President and Chief Executive Officer
COMPUTERSHARE TRUST COMPANY, INC.
By:	/s/ KELLIE GWINN Name: Kellie Gwinn Title: Vice President
By:	/s/ THERESA HENSHAW Name: Theresa Henshaw Title: Operations Manager & Trust Officer

SCHEDULE A

Investor Name	Total
Robert Thomas & Emily Janet Fetters (JTWROS)	4,545
Donald J. Helfgott	9,090
Saybrook L.P.	18,181
Parisa Roshanzamir & Shawn Zahed (JTWROS)	9,090
SCG Capital, LLC	18,181
Irwin & Joan Geduld TTEE FBO Irwin Geduld Revocable Trust DTD 6/11/02	18,181
Professional Traders Fund, LLC	45,454
William G. Hunt	4,545
Charles W. Botsford	4,545
Les and Ann Mombert (JTWROS)	4,545
Morton Topfer	9,090
William M. Levin	4,545
Gerald Ferro	9,090
David Dreyfuss	4,545
Nathan Orme, IRA	4,545
Dennis & Cindy Pak (JTWROS)	9,090
Seymour Rosenthal, IRA	9,090
Gary Ziegler	4,545
Generation Capital Associates	50,000
Glenbrook Capital L.P.	13,636
Triangle Holdings VI LLC	18,181
2030 Investors LLC	9,090
Harold R. & Linda L. Clayton (JTWROS)	9,090

290,894

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  EXHIBIT 4.5